EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES INFORMATION
                         100 Williams Street, 25th Floor
                             New York, NY 10038 USA

                               Tel: (212) 269-6300
                               Fax (212) 771-6445

March 12, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Focus Portfolios
                The DowSM Strategic 5 Portfolio March 2001 Series,
                The DowSM Strategic 10 Portfolio, March 2001 Series,
                The Dow SM & Tech Strategic Portfolio, March 2001 Series, NasdaqSM Strategic 10 Portfolio, March 2001 Series,
                Strategic Picks Opportunity Trust, March 2001 Series,
            and EAFESM Strategic 20 Portfolio, March 2001 Series
                    (A Unit Investment Trust) Registered Under the Securities
                     Act of 1933, File No. 333-55546

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations